Consents of Independent Accountants

Consents of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 63 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 17, 1998, relating to the financial statements and supplementary data of The Treasury Money Market Portfolio appearing in the October 31, 1998 Annual Report, which is also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our report dated January 19, 1999 relating to the financial statements and supplementary data of The Prime Money Market Portfolio appearing in the November 30, 1998 Annual Report, which is also incorporated by reference into the Registration Statement.

We  also  consent  to the  references  to us  under  the  headings  "Independent
Accountants"   and  "Financial   Statements"  in  the  Statement  of  Additional
Information.



/s/PricewaterhouseCoopers  LLP
PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 April 29, 1999